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                                                                    EXHIBIT 3.11

                                                                    FILED

                                                             DEC 31 1981 2:30 PM

                                                               /s/ [ILLEGIBLE]
                                                             SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MEDIQ INVESTMENT SERVICES, INC.

1.    The name of the Corporation is MEDIQ Investment Services, Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock; all of such shares shall have $10.00 par value.

5a.   The name and mailing address of each incorporator is as follows:


                 NAME                     ADDRESS
                 ----                     -------

            Judith P. Dolan               103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810

            George P. Warren, Jr.         103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810


5b. The name and mailing address of each person who is to serve as director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:


                 NAME                     ADDRESS
                 ----                     -------

            Lionel Felzer                 One MEDIQ Plaza
                                          Pennsauken, New Jersey 08110

            Bernard J. Korman             One MEDIQ Plaza
                                          Pennsauken, New Jersey 08110

            Eugene N. Schloss, Jr.        One MEDIQ Plaza
                                          Pennsauken, New Jersey 08110


6.    The corporation is to have perpetual existence.

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7.    In futherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of December, 1981.


                                          /s/ Judith P. Dolan
                                          -----------------------------
                                          Judith P. Dolan


                                          /s/ George P. Warren, Jr.
                                          -----------------------------
                                          George P. Warren, Jr.